Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2020

Jeffersonville, Indiana — October 30, 2020. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $33.4 million, or $14.04 per diluted share, for the year ended September 30, 2020 compared to net income of $16.2 million, or $6.82 per diluted share, for the year ended September 30, 2019, resulting in an increase of 106% on a per share basis.

Commenting on the Company’s performance, Larry W. Myers, President and CEO stated: “We are very pleased with another outstanding quarter and fiscal year, including record earnings and asset growth for the year, resiliency of asset quality during a challenging environment, stability of the net interest margin, significant increase in stockholders’ equity, and substantial increase in shareholder value. The core bank and ancillary business lines continue to perform exceptionally well and generate meaningful returns for our shareholders. I continue to have confidence that the Company is well-positioned to thrive during what is otherwise a very challenging banking environment and I continue to be very proud of our Company and staff.”

COVID-19 Response

The COVID-19 pandemic has placed, and continues to place, significant health, economic and other major hardships throughout the communities we serve, the United States and the entire world. The Company has implemented a number of procedures in response to the pandemic to support the safety and well-being of our customers, employees, and communities:

•	Following the guidelines of the Center for Disease Control and local governments, we have updated our branch operating procedures. While our branches have remained open, the lobbies were temporarily closed and transactions were being conducted through drive-up windows or by appointment. Our branches have returned to pre-pandemic service levels, but have implemented safety precautions, including use of personal protective equipment (“PPE”) (where and when prudent), enhanced daily cleaning and instructions to maintain appropriate social distancing. We also actively encourage customers to utilize PPE and alternative banking channels, such as our online and mobile banking platforms. Our customer service and retail departments remain fully staffed and available to assist customers remotely.

•	Our corporate and operations offices have predominately returned to pre-pandemic schedules and processes, but we have enhanced daily cleaning and instructed employees to maintain appropriate social distancing. Our employees maintain the ability to work remotely, both safely and efficiently using technology, in the event that is required or necessary.

•	We continue to assist customers experiencing COVID-19 related hardships by approving payment extensions or loan forbearance agreements, and by waiving or refunding certain fees. During the initial onset of COVID-19, we proactively contacted all commercial borrowers and offered uniform payment extensions or loan forbearance agreements, while requests from consumer borrowers were reviewed and approved a on case-by-case basis. Beginning on March 18, 2020 and through October 23, 2020, we had approved 199 payment extensions or loan forbearance agreements on balances of approximately $86.2 million, of which $77.7 million related to commercial real estate loans, $7.0 million related to residential real estate and consumer loans, and $1.5 million related to Small Business Administration (“SBA”) lending relationships. These payment extensions or loan forbearance agreements were generally for periods of three months and included deferment of both principal and interest. As of October 23, 2020, we had 14 loans with payment extensions or loan forbearance agreements on balances of approximately $10.9 million that were still in effect and set to expire between November 25, 2020 and April 4, 2021. Included in those 14 agreements in effect as of October 23, 2020, 10 were for second deferral periods ranging from three to six months. Of the 10 agreements in the second deferral period, 6 were commercial business and commercial real estate loans, and 4 were residential mortgage loans. Following the expiration of the initial payment extensions or loan forbearance agreements, we will entertain requests for extended periods on a case-by-case basis, which will generally include deferment of only the principal portion of payments (but both principal and interest for hotel loans) for a period of up to three months.

•	As a result of the passage of the CARES Act, the SBA will make six months of principal and interest payments for loans of existing SBA clients that were in “regular servicing status” (not delinquent) at March 27, 2020 and for SBA loans of new clients originated between March 27, 2020 and September 27, 2020. The aforementioned $1.5 million of SBA lending relationships that were provided payment extensions or forbearance by the Company will also receive the six months of SBA-made payments once the extension or forbearance periods have expired. In addition, the majority of the Company’s SBA clients applied for participation in the SBA’s Paycheck Protection Program (“PPP”).

•	We are actively participating in the PPP and had $180.6 million of outstanding PPP loan balances as of September 30, 2020. At September 30, 2020, we had approximately $3.2 million of net deferred loan fees related to PPP loans that will be recognized over the life of the loans and as borrowers are granted forgiveness.

•	The leisure and hospitality industries carry a higher degree of credit risk due to the COVID-19 pandemic. Based on our evaluation of the allowance for loan losses at September 30, 2020, management believes sufficient reserves are in place to cover estimated losses at that date. However, as the pandemic continues, additional losses could be recognized.

•	The Company had outstanding loan balances to restaurants totaling $167.3 million as of September 30, 2020, of which $75.4 million is fully guaranteed by the SBA, including $74.5 million of PPP loans, and of which $82.5 million represents commercial real estate loans where the collateral property is leased to national-brand, investment-grade tenants.

•	The Company had outstanding loan balances to hotels totaling $17.4 million as of September 30, 2020, of which $3.7 million is fully guaranteed by the SBA, including $606,000 of PPP loans.

Management continues to closely monitor the pandemic and may take additional action to respond to the pandemic’s effects on the Company’s business as the situation continues to evolve. We cannot determine or estimate the impact on our business at this time because the length and severity of the economic downturn is not yet known. We are confident that we are well-positioned to withstand any challenges that may be presented, and we are committed to continuing to serve our customers, employees and communities.

Results of Operations for the Fiscal Years Ended September 30, 2020 and 2019

Net interest income increased $9.3 million, or 23.2%, to $49.4 million for the year ended September 30, 2020 as compared to 2019. The increase in net interest income was due to an $8.9 million increase in interest income and a $368,000 decrease in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $290.4 million, from $1.06 billion for 2019 to $1.35 billion for 2020, partially offset by a decrease in the weighted-average tax-equivalent yield, from 4.91% for 2019 to 4.52% for 2020. The decrease in the weighted-average tax-equivalent yield was due primarily to declining market rates for loans and investment securities, which is typical during periods of declining U.S. treasury yields. Interest expense decreased due to a decrease in the average cost of interest-bearing liabilities, from 1.28% for 2019 to 0.96% for 2020, partially offset by an increase in the average balance of interest-bearing liabilities of $252.4 million, from $849.6 million for 2019 to $1.10 billion for 2020. The decrease in the average cost of interest-bearing liabilities for the year ended September 30, 2020 was due primarily to decreasing market interest rates on deposits and FHLB borrowings, as well as the Company’s participation in the Federal Reserve Bank’s PPP Liquidity Facility (“PPPLF”), which began during the quarter ended June 30, 2020. Additional details are included in the “Summarized Consolidated Average Balance Sheets” table at the end of this release.

The Company recognized $8.0 million in provision for loan losses for the year ended September 30, 2020, compared to $1.5 million in provision for loan losses recognized in 2019. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $8.4 million, from $5.2 million at September 30, 2019 to $13.6 million at September 30, 2020, of which $3.7 million was guaranteed by the SBA. The Company recognized net charge-offs of $975,000 for the year ended September 30, 2020, of which $679,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $746,000 for the year ended September 30, 2019, of which $645,000 was related to unguaranteed portions of SBA loans. The increase in the provision for loan losses for 2020 was primarily due to increased nonperforming assets for the year, as well as changes to qualitative factors within the allowance for loan losses calculation related to economic uncertainties surrounding COVID-19.

Noninterest income increased $87.3 million for the year ended September 30, 2020 as compared to 2019. The increase was due primarily to an increase in mortgage banking income of $84.8 million. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Income Statement Information” table at the end of this release.

Noninterest expense increased $63.4 million for the year ended September 30, 2020 as compared to 2019. The increase was due primarily to increases in compensation and benefits, advertising expense and other operating expenses of $50.0 million, $4.6 million and $4.2 million, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees primarily to support the growth of the Company’s mortgage banking and SBA lending activities, routine salary and benefits adjustments, and increased incentive compensation as a result of the Company’s performance. The increases in advertising expense and other operating expenses are primarily due to the mortgage banking segment.

The Company recognized income tax expense of $12.7 million for the year ended September 30, 2020, compared to $3.1 million for 2019. The effective tax rate increased from 15.4% for the year ended September 30, 2019 to 27.1% for 2020 primarily due to increases in pre-tax income and nondeductible executive compensation.

Comparison of Results of Operations for the Three Months Ended September 30, 2020 and 2019

The Company reported net income of $15.1 million, or $6.39 per diluted share, for the three months ended September 30, 2020 compared to net income of $5.3 million, or $2.24 per diluted share, for the three months ended September 30, 2019, resulting in an increase of 185% on a per share basis.

Net interest income increased $4.0 million, or 37.4%, to $14.8 million for the quarter ended September 30, 2020 as compared to the same quarter in 2019. The increase in net interest income was due to a $3.3 million increase in interest income and a $732,000 decrease in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $489.8 million, from $1.13 billion for 2019 to $1.62 billion for 2020, partially offset by a decrease in the weighted-average tax-equivalent yield, from 5.00% for 2019 to 4.32% for 2020. Interest expense decreased due to a decrease in the average cost of interest-bearing liabilities, from 1.35% for 2019 to 0.70% for 2020, partially offset by an increase in the average balance of interest-bearing liabilities of $421.2 million, from $908.7 million for 2019 to $1.33 billion for 2020. The decrease in the average cost of interest-bearing liabilities for 2020 was due primarily to decreasing market interest rates on deposits and Federal Home Loan Bank (“FHLB”) borrowings, as well as the Company’s participation in the PPPLF previously discussed.

The Company recognized $2.8 million in provision for loan losses for the quarter ended September 30, 2020, compared to $471,000 for the comparable quarter in 2019. The Company recognized net charge-offs of $385,000 for the quarter ended September 30, 2020, of which $326,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $47,000 for the same quarter in 2019. The increase in the provision for loan losses for 2020 was primarily due to increased nonperforming assets as well as changes to qualitative factors within the allowance for loan losses calculation related to economic uncertainties surrounding COVID-19.

Noninterest income increased $37.3 million for the quarter ended September 30, 2020 as compared to the same quarter in 2019. The increase was due primarily to an increase in mortgage banking income of $35.6 million. The increase in mortgage banking income was due to production from the secondary-market residential mortgage lending segment that commenced operations in April 2018. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $22.8 million for the quarter ended September 30, 2020 as compared to the same quarter in 2019. The increase was due primarily to an increase in compensation and benefits of $17.6 million. The increase in compensation and benefits expense is attributable to the addition of new employees primarily to support the growth of the Company’s mortgage banking and SBA lending activities, routine salary and benefits adjustments, and increased incentive compensation as a result of the Company’s performance.

The Company recognized income tax expense of $7.3 million for the quarter ended September 30, 2020, as compared to income tax expense of $1.4 million for 2019. The effective tax rate increased from 19.4% for the quarter ended September 20, 2019 to 31.2% for the quarter ended September 30, 2020 primarily due to increases in pre-tax income and nondeductible executive compensation.

Comparison of Financial Condition at September 30, 2020 and September 30, 2019

Total assets increased $542.0 million, from $1.22 billion at September 30, 2019 to $1.76 billion at September 30, 2020. Net loans increased $279.4 million during the year ended September 30, 2020, due primarily to continued growth in the commercial business, commercial real estate and SBA loan portfolios, as well as $180.6 million in PPP loans outstanding at September 30, 2020. Residential mortgage loans held for sale and SBA loans held for sale also increased by $182.9 million and $6.5 million, respectively, during the year ended September 30, 2020 due to increased production from the mortgage banking and SBA lending segments. Total liabilities increased $505.7 million primarily due to an increase of $213.7 million in total deposits, an increase of $174.8 million in Federal Reserve PPPLF advances and an increase of $88.3 million in FHLB borrowings.

Common stockholders’ equity increased $36.2 million, from $121.1 million at September 30, 2019 to $157.3 million at September 30, 2020, due primarily to increases in retained net income and net unrealized gains on available for sale securities included in accumulated other comprehensive income of $31.9 million and $3.9 million, respectively. At September 30, 2020 and September 30, 2019, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank has fifteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Georgetown, Corydon, Lanesville, Elizabeth, English, Marengo, Salem, Odon and Montgomery. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including the duration, extent and severity of the COVID-19 pandemic, including its effect on our customers, service providers and on the economy and financial markets in general, changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
OPERATING DATA:	2020	2019	2020	2019
(In thousands, except share and per share data)

Total interest income	$17,125	$13,829	$59,929	$50,995
Total interest expense	2,337	3,069	10,538	10,906

Net interest income	14,788	10,760	49,391	40,089
Provision for loan losses	2,772	471	7,962	1,463

Net interest income after provision for loan losses	12,016	10,289	41,429	38,626

Total noninterest income	55,664	18,340	131,121	43,854
Total noninterest expense	44,452	21,606	125,808	62,390

Income before income taxes	23,228	7,023	46,742	20,090
Income tax expense	7,257	1,359	12,661	3,095

Net income	15,971	5,664	34,081	16,995

Less: Net income attributable to noncontrolling interests	834	343	727	818

Net income attributable to the Company	$15,137	$5,321	$33,354	$16,177

Net income per share, basic	$6.40	$2.28	$14.15	$6.99
Weighted average shares outstanding, basic	2,365,217	2,337,472	2,356,680	2,315,697

Net income per share, diluted	$6.39	$2.24	$14.04	$6.82
Weighted average shares outstanding, diluted	2,370,694	2,378,221	2,375,954	2,372,084

Performance ratios (annualized)
Return on average assets	3.44%	1.75%	2.27%	1.42%
Return on average common stockholders' equity	41.08%	18.12%	25.46%	15.00%
Interest rate spread (tax equivalent basis)	3.62%	3.65%	3.56%	3.63%
Net interest margin (tax equivalent basis)	3.74%	3.92%	3.75%	3.88%
Efficiency ratio	63.10%	74.25%	69.70%	74.32%

	September 30,	September 30,	Increase
FINANCIAL CONDITION DATA:	2020	2019	(Decrease)
(In thousands, except per share data)

Total assets	$1,764,625	$1,222,579	$542,046
Cash and cash equivalents	33,726	41,432	(7,706)
Investment securities	204,067	179,638	24,429
Loans held for sale	285,525	96,070	189,455
Gross loans (1)	1,107,089	820,698	286,391
Allowance for loan losses	17,026	10,040	6,986
Interest earning assets	1,620,831	1,130,095	490,736
Goodwill	9,848	9,848	-
Core deposit intangibles	1,202	1,416	(214)
Mortgage servicing rights	21,703	934	20,769
Noninterest-bearing deposits	242,673	173,072	69,601
Interest-bearing deposits (2)	805,403	661,312	144,091
Federal Home Loan Bank borrowings	310,858	222,544	88,314
Federal Reserve PPPLF borrowings	174,834	-	174,834
Total liabilities	1,607,060	1,101,322	505,738
Stockholders' equity, net of noncontrolling interests	157,272	121,053	36,219

Book value per share	$66.21	$51.51	$14.70
Tangible book value per share (3)	61.56	46.71	14.84

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$3,709	$450	$3,259
Nonaccrual loans - unguaranteed	9,906	4,718	5,188
Total nonaccrual loans	$13,615	$5,168	$8,447
Accruing loans past due 90 days	-	12	(12)
Total non-performing loans	13,615	5,180	8,435
Foreclosed real estate	-	55	(55)
Troubled debt restructurings classified as performing loans	3,069	7,265	(4,196)
Total non-performing assets	$16,684	$12,500	$4,184

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.54%	1.22%	0.31%
Allowance for loan losses as a percent of total gross loans, excluding PPP loans (4)	1.84%	1.22%	0.62%
Allowance for loan losses as a percent of nonperforming loans	125.05%	193.82%	-68.77%
Nonperforming loans as a percent of total gross loans	1.23%	0.63%	0.60%
Nonperforming assets as a percent of total assets	0.95%	1.02%	(0.08%)

(1)	Includes $180.6 million of PPP loans at September 30, 2020. There were no such loans at September 30, 2019.

(2)	Includes $132.1 million and $99.7 million of brokered certificates of deposit at September 30, 2020 and 2019, respectively.

(3)	See reconciliation of GAAP and Non-GAAP financial measures for additional information relating to calculation of this item.

(4)	Denominator excludes PPP loans, which are fully guaranteed by the SBA. This ratio is non-GAAP, but is believed by management to be meaningful because it provides a comparable ratio after eliminating PPP loans.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance. The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	September 30,	September 30,	Increase
Tangible Book Value Per Share	2020	2019	(Decrease)
(In thousands, except share and per share data)

Stockholders' equity, net of noncontrolling interests (GAAP)	$157,272	$121,053	$36,219
Less: goodwill and core deposit intangibles	(11,050)	(11,264)	214
Tangible equity (non-GAAP)	$146,222	$109,789	$36,433

Outstanding common shares	2,375,324	2,350,229	25,095

Tangible book value per share (non-GAAP)	$61.56	$46.71	$14.84

Book value per share (GAAP)	$66.21	$51.51	$14.70

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2020	2020	2020	2019	2019
Total cash and cash equivalents	$33,726	$27,544	$22,603	$41,327	$41,432
Total investment securities	204,067	205,960	186,873	179,991	179,638
Total loans held for sale	285,525	210,077	163,927	110,523	96,070
Total loans, net of allowance for loan losses	1,090,063	1,081,381	877,276	851,700	810,658
PPP loans	180,561	180,536	-	-	-
Mortgage servicing rights	21,703	10,372	4,055	3,254	934
Total assets	1,764,625	1,661,281	1,368,252	1,292,573	1,222,579

Total deposits	$1,048,076	$982,870	$937,306	$885,598	$834,384
Federal Home Loan Bank borrowings	310,858	298,622	270,000	239,566	222,544
Federal Reserve PPPLF borrowings	174,834	174,834	-	-	-

Stockholders' equity, net of noncontrolling interests	$157,272	$142,362	$116,659	$123,810	$121,053
Noncontrolling interests in subsidiary	293	(214)	(414)	368	204
Total equity	157,565	142,148	116,245	124,178	121,257

Outstanding common shares	2,375,324	2,375,324	2,375,324	2,357,369	2,350,229

	Three Months Ended
Summarized Consolidated Statements of Income	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2020	2020	2020	2019	2019
Total interest income	$17,125	$15,344	$13,693	$13,767	$13,829
Total interest expense	2,337	2,543	2,783	2,875	3,069
Net interest income	14,788	12,801	10,910	10,892	10,760
Provision for loan losses	2,772	2,980	1,705	505	471
Net interest income after provision for loan losses	12,016	9,821	9,205	10,387	10,289

Total noninterest income	55,664	46,337	10,994	18,126	18,340
Total noninterest expense	44,452	35,009	22,075	24,272	21,606
Income (loss) before income taxes	23,228	21,149	(1,876)	4,241	7,023
Income tax expense (benefit)	7,257	5,540	(774)	638	1,359
Net income (loss)	15,971	15,609	(1,102)	3,603	5,664
Less: net income (loss) attributable to noncontrolling interests	834	204	(475)	164	343
Net income (loss) attributable to the Company	$15,137	$15,405	$(627)	$3,439	$5,321

Net income (loss) per share, basic	$6.40	$6.51	$(0.27)	$1.47	$2.28
Weighted average shares outstanding, basic	2,365,217	2,365,217	2,355,750	2,340,619	2,337,472

Net income (loss) per share, diluted	$6.39	$6.51	$(0.26)	$1.44	$2.24
Weighted average shares outstanding, diluted	2,370,694	2,366,787	2,379,901	2,382,754	2,378,221

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Consolidated Performance Ratios (Annualized)	2020	2020	2020	2019	2019
Return on average assets	3.44%	4.02%	(0.19%)	1.09%	1.75%
Return on average equity	43.46%	48.75%	(3.51%)	11.76%	19.28%
Return on average common stockholders' equity	41.08%	47.91%	(2.00%)	11.24%	18.12%
Net interest margin (tax equivalent basis)	3.74%	3.70%	3.73%	3.83%	3.92%
Efficiency ratio	63.10%	59.20%	100.78%	83.64%	74.25%

	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Consolidated Asset Quality Ratios	2020	2020	2020	2019	2019
Nonperforming loans as a percentage of total loans	1.23%	1.26%	1.55%	0.64%	0.63%
Nonperforming assets as a percentage of total assets	0.95%	1.17%	1.45%	1.00%	1.02%
Allowance for loan losses as a percentage of total loans	1.54%	1.34%	1.32%	1.22%	1.22%
Allowance for loan losses as a percentage of nonperforming loans	125.05%	106.01%	84.67%	191.18%	193.82%
Net charge-offs (recoveries) to average outstanding loans	0.03%	0.00%	0.06%	0.00%	0.01%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information (5)	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2020	2020	2020	2019	2019
Net interest income - Core Banking	$10,512	$9,645	$9,035	$9,012	$8,924
Net interest income - SBA Lending (Q2)	1,959	1,584	1,151	1,217	1,237
Net interest income - Mortgage Banking (5)	2,317	1,572	724	663	599
Total net interest income	$14,788	$12,801	$10,910	$10,892	$10,760

Provision for loan losses - Core Banking	$2,232	$1,668	$216	$520	$104
Provision for loan losses - SBA Lending (Q2)	540	1,312	1,489	(15)	367
Provision for loan losses - Mortgage Banking	-	-	-	-	-
Total provision for loan losses	$2,772	$2,980	$1,705	$505	$471

Net interest income after provision for loan losses - Core Banking	$8,280	$7,977	$8,819	$8,492	$8,820
Net interest income (loss) after provision for loan losses - SBA Lending (Q2)	1,419	272	(338)	1,232	870
Net interest income after provision for loan losses - Mortgage Banking	2,317	1,572	724	663	599
Total net interest income after provision for loan losses	$12,016	$9,821	$9,205	$10,387	$10,289

Noninterest income - Core Banking	$1,779	$1,324	$1,411	$1,391	$1,582
Noninterest income - SBA Lending (Q2)	2,828	1,785	1,209	929	1,715
Noninterest income - Mortgage Banking	51,057	43,228	8,374	15,806	15,043
Total noninterest income	$55,664	$46,337	$10,994	$18,126	$18,340

Noninterest expense - Core Banking	$7,920	$7,633	$6,720	$7,109	$6,866
Noninterest expense - SBA Lending (Q2)	2,545	1,642	1,841	1,825	1,883
Noninterest expense - Mortgage Banking	33,987	25,734	13,514	15,338	12,857
Total noninterest expense	$44,452	$35,009	$22,075	$24,272	$21,606

Income (loss) before income taxes - Core Banking	$2,139	$1,668	$3,510	$2,774	$3,536
Income (loss) before income taxes - SBA Lending (Q2)	1,702	415	(970)	336	702
Income (loss) before income taxes - Mortgage Banking	19,387	19,066	(4,416)	1,131	2,785
Total income (loss) before income taxes	$23,228	$21,149	$(1,876)	$4,241	$7,023

Income tax expense (benefit) - Core Banking	$482	$276	$591	$330	$669
Income tax expense (benefit) - SBA Lending (Q2)	217	53	(124)	43	90
Income tax expense (benefit) - Mortgage Banking	6,558	5,211	(1,241)	265	600
Total income tax expense (benefit)	$7,257	$5,540	$(774)	$638	$1,359

Net income (loss) - Core Banking	$1,657	$1,392	$2,919	$2,444	$2,867
Net income (loss) - SBA Lending (Q2)	1,485	362	(846)	293	612
Net income (loss) - Mortgage Banking	12,829	13,855	(3,175)	866	2,185
Total net income (loss)	$15,971	$15,609	$(1,102)	$3,603	$5,664

Net income (loss) attributable to the Company - Core Banking	$1,657	$1,392	$2,919	$2,444	$2,867
Net income (loss) attributable to the Company - SBA Lending (Q2)	651	158	(371)	129	269
Net income (loss) attributable to the Company - Mortgage Banking	12,829	13,855	(3,175)	866	2,185
Total net income (loss) attributable to the Company	$15,137	$15,405	$(627)	$3,439	$5,321

Net income (loss) per share, basic - Core Banking	$0.70	$0.59	$1.24	$1.04	$1.23
Net income (loss) per share, basic - SBA Lending (Q2)	0.28	0.07	(0.16)	0.06	0.12
Net income (loss) per share, basic - Mortgage Banking	5.42	5.85	(1.35)	0.37	0.93
Total net income (loss) per share, basic	$6.40	$6.51	$(0.27)	$1.47	$2.28

Net income (loss) per share, diluted - Core Banking	$0.70	$0.59	$1.23	$1.03	$1.21
Net income (loss) per share, diluted - SBA Lending (Q2)	0.27	0.07	(0.16)	0.05	0.11
Net income (loss) per share, diluted - Mortgage Banking	5.42	5.85	(1.33)	0.36	0.92
Total net income (loss) per share, diluted	$6.39	$6.51	$(0.26)	$1.44	$2.24

(5)	Adjustments were made to segment reporting for the Core Banking and Mortgage Banking segments in order to more accurately reflect the expenses borne by the Core Banking segment in support of the Mortgage Banking segment. The adjustments were made for each period presented in this earnings release.

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Noninterest Expense Detail by Segment (5)
(In thousands)
Compensation - Core Banking	$4,250	$4,219	$3,535	$4,015	$3,771
Occupancy - Core Banking	1,512	1,239	1,133	1,200	1,140
Advertising - Core Banking	225	195	151	147	183
Other - Core Banking	1,933	1,980	1,901	1,747	1,772
Total Noninterest Expense - Core Banking	$7,920	$7,633	$6,720	$7,109	$6,866

Compensation - SBA Lending (Q2)	$1,939	$1,314	$1,569	$1,469	$1,403
Occupancy - SBA Lending (Q2)	116	118	99	89	88
Advertising - SBA Lending (Q2)	6	-	9	5	8
Other - SBA Lending (Q2)	484	210	164	262	384
Total Noninterest Expense - SBA Lending (Q2)	$2,545	$1,642	$1,841	$1,825	$1,883

Compensation - Mortgage Banking	$27,092	$21,363	$9,803	$12,336	$10,522
Occupancy - Mortgage Banking	1,207	855	757	633	549
Advertising - Mortgage Banking	2,011	1,666	1,617	1,314	871
Other - Mortgage Banking	3,677	1,850	1,337	1,055	915
Total Noninterest Expense - Mortgage Banking	$33,987	$25,734	$13,514	$15,338	$12,857

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Mortgage Banking Noninterest Expense Fixed vs. Variable (5)	2020	2020	2020	2019	2019
(In thousands)
Noninterest Expense - Fixed Expenses	$11,838	$8,394	$6,740	$5,671	$4,797
Noninterest Expense - Variable Expenses (6)	22,149	17,340	6,774	9,667	8,060
Total Noninterest Expense	$33,987	$25,734	$13,514	$15,338	$12,857

	Three Months Ended
SBA Lending (Q2) Data	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2020	2020	2020	2019	2019
Final funded loans guaranteed portion sold, SBA	$22,338	$16,605	$16,180	$10,830	$19,471

Gross gain on sales of loans, SBA	$3,094	$1,771	$1,597	$1,066	$2,138
Weighted average gross gain on sales of loans, SBA	13.85%	10.67%	9.87%	9.84%	10.98%

Net gain on sales of loans, SBA (7)	$2,366	$1,317	$1,229	$761	$1,569
Weighted average net gain on sales of loans, SBA	10.59%	7.93%	7.60%	7.03%	8.06%

	Three Months Ended
Mortgage Banking Data	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2020	2020	2020	2019	2019

Mortgage originations for sale in the secondary market	$1,526,809	$1,003,518	$532,996	$542,568	$447,616

Mortgage sales	$1,471,501	$954,568	$488,457	$529,344	$447,819

Gross gain on sales of loans, mortgage banking	$53,633	$31,067	$14,912	$13,411	$14,244
Weighted average gross gain on sales of loans, mortgage banking	3.64%	3.25%	3.05%	2.53%	3.18%

Mortgage banking income (8)	$50,675	$43,088	$8,272	$15,817	$15,033

(5)	Adjustments were made to segment reporting for the Core Banking and Mortgage Banking segments in order to more accurately reflect the expenses borne by the Core Banking segment in support of the Mortgage Banking segment. The adjustments were made for each period presented in this earnings release.

(6)	Variable expenses include incentive compensation and advertising expenses.

(7)	Net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment, and inclusive of gains on servicing assets.

(8)	Net of lender credits and other investor expenses, and inclusive of loan fees, gains on mortgage servicing rights, fair value adjustments and gains (losses) on derivative instruments.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2020	2020	2020	2019	2019

Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$58,775	$25,985	$48,306	$46,296	$52,736
Loans, excluding PPP	1,172,547	1,076,376	970,083	935,211	891,477
PPP loans	180,561	114,721	-	-	-
Investment securities	181,087	178,611	158,116	157,093	156,070
Agency mortgage-backed securities	7,981	8,660	10,870	13,057	15,178
FRB and FHLB stock	17,293	16,804	14,878	14,149	13,020
Total interest-earning assets	$1,618,244	$1,421,157	$1,202,253	$1,165,806	$1,128,481

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$22	$37	$153	$205	$277
Loans, excluding PPP	14,284	12,789	11,875	11,830	11,788
PPP loans	1,019	671	-	-	-
Investment securities	1,935	1,947	1,728	1,780	1,762
Agency mortgage-backed securities	55	69	76	83	105
FRB and FHLB stock	144	168	151	154	184
Total interest income (tax equivalent basis)	$17,459	$15,681	$13,983	$14,052	$14,116

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	0.15%	0.57%	1.27%	1.77%	2.10%
Loans, excluding PPP	4.87%	4.75%	4.90%	5.06%	5.29%
PPP loans	2.26%	2.34%	0.00%	0.00%	0.00%
Investment securities	4.27%	4.36%	4.37%	4.53%	4.52%
Agency mortgage-backed securities	2.76%	3.19%	2.80%	2.54%	2.77%
FRB and FHLB stock	3.33%	4.00%	4.06%	4.35%	5.65%
Total interest-earning assets	4.32%	4.41%	4.65%	4.82%	5.00%

Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$842,363	$770,402	$716,051	$707,518	$712,692
Repurchase agreements	-	-	-	-	250
Fed funds purchased	-	1,978	143	-	130
Federal Home Loan Bank borrowings	292,876	292,168	248,205	207,851	175,912
Federal Reserve PPPLF borrowings	174,835	74,218	-	-	-
Subordinated debt and other borrowings	19,786	19,769	19,752	19,735	19,718
Total interest-bearing liabilities	$1,329,860	$1,158,535	$984,151	$935,104	$908,702

Interest expense:
Interest-bearing deposits	$974	$1,311	$1,625	$1,749	$1,965
Repurchase agreements	-	-	-	-	-
Fed funds purchased	-	2	-	-	1
Federal Home Loan Bank borrowings	853	846	838	808	785
Federal Reserve PPPLF borrowings	154	66	-	-	-
Subordinated debt and other borrowings	356	318	320	318	318
Total interest expense	$2,337	$2,543	$2,783	$2,875	$3,069

Weighted average cost (annualized):
Interest-bearing deposits	0.46%	0.68%	0.91%	0.99%	1.10%
Repurchase agreements	0.00%	0.00%	0.00%	0.00%	0.00%
Fed funds purchased	0.00%	0.40%	0.00%	0.00%	3.08%
Federal Home Loan Bank borrowings	1.16%	1.16%	1.35%	1.55%	1.78%
Federal Reserve PPPLF borrowings	0.35%	0.36%	0.00%	0.00%	0.00%
Subordinated debt and other borrowings	7.20%	6.43%	6.48%	6.45%	6.45%
Total interest-bearing liabilities	0.70%	0.88%	1.13%	1.23%	1.35%

Interest rate spread (tax equivalent basis, annualized)	3.62%	3.53%	3.52%	3.59%	3.65%

Net interest margin (tax equivalent basis, annualized)	3.74%	3.70%	3.73%	3.83%	3.92%